Exhibit 35.2

SERVICER COMPLIANCE STATEMENT
BARCLAYS BANK PLC
BARCLAYS DRYROCK ISSUANCE TRUST

In connection with the Annual Report on Form 10-K of Barclays Dryrock Issuance Trust for the fiscal year ending December 31, 2022 (the “Report”), the undersigned, a duly authorized officer of Barclays Bank PLC (the “Servicer”), does hereby certify and represent that:

1.       A review of the activities and performance of the Servicer under the Services Agreement, dated as of July 31, 2012, by and between Barclays Bank Delaware and the Servicer (the “Agreement”) during the period that is the subject of the Report has been made under my supervision.

2.       To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the period that is the subject of the Report.

IN WITNESS WHEREOF, the undersigned has duly executed this Servicer Compliance Statement this 24th of March 2023.

BARCLAYS BANK PLC

By:	/s/ Mark Beastall Name: Mark Beastall Title: Financial Controller